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Exhibit 21

Subsidiaries of Hewlett-Packard Company

        The registrant's principal subsidiaries and affiliates as of October 31, 2008 are included in the list below.

ARGENTINA
—Hewlett-Packard Argentina S.R.L.
AUSTRALIA
—Hewlett-Packard Australia Pty. Limited
BELGIUM
—Hewlett-Packard Belgium BVBA
—Hewlett-Packard Industrial Printing Solutions Europe BVBA
BRAZIL
—Hewlett-Packard Brasil Ltda.
BULGARIA
—Hewlett-Packard Bulgaria EooD
CANADA
—Hewlett-Packard (Canada) Co.
CHILE
—Hewlett-Packard Chile Comercial Limitada
—HP Financial Services (Chile) Limitada
CHINA
—Hewlett-Packard Trading (Shanghai) Co. Ltd.
—China Hewlett-Packard Company Limited
—Shanghai Hewlett-Packard Co. Ltd.
COLOMBIA
—Hewlett-Packard Colombia Limitada
COSTA RICA
—Hewlett-Packard Costa Rica Ltda.
CROATIA
—Hewlett-Packard d.o.o.
CZECH REPUBLIC
—Hewlett-Packard s.r.o.
DENMARK
—Hewlett-Packard ApS
ECUADOR
—Hewlett-Packard Ecuador CIA Ltda.

EGYPT
—Hewlett-Packard Egypt Ltd.
FINLAND
—Hewlett-Packard OY
FRANCE
—Hewlett-Packard Centre de Competences, France SaS
—Hewlett-Packard France SAS
GERMANY
—Hewlett-Packard GmbH
—Hewlett-Packard Immobilien GmbH
GREECE
—Hewlett-Packard Hellas EPE
GUATEMALA
—Hewlett-Packard Guatemala, Limitada
HONG KONG
—Hewlett-Packard HK SAR Ltd.
HUNGARY
—Hewlett-Packard Magyarorszag Kft
INDIA
—Hewlett-Packard India Sales Private Limited
—Hewlett-Packard Globalsoft Limited
INDONESIA
—PT Hewlett-Packard Berca Servisindo
IRELAND
—Hewlett-Packard International Bank Public Limited Company
—Hewlett-Packard Ireland Limited
—Hewlett-Packard (Manufacturing) Ltd.
ISRAEL
—Hewlett-Packard Indigo Ltd.
ITALY
—Hewlett-Packard Italiana S.r.l.
JAPAN
—Hewlett-Packard Japan Ltd.
KOREA
—Hewlett-Packard Korea Ltd.

LATVIA
—Hewlett-Packard SIA
LITHUANIA
—UAB Hewlett-Packard
MALAYSIA
—Hewlett-Packard (M) Sdn. Bhd.
MEXICO
—Hewlett-Packard Mexico S. de R.L. de C.V.
MOROCCO
—Hewlett-Packard SARL
—Hewlett-Packard Europe B.V.
—Hewlett-Packard Indigo B.V.
—Hewlett-Packard Nederland B.V.
—Compaq Trademark B.V.
NETHERLANDS
—Hewlett-Packard Caribe B.V.
—Hewlett-Packard Europe B.V.
—Hewlett-Packard Indigo B.V.
—Hewlett-Packard Netherland B.V.
—Company Trademark B.V.
NEW ZEALAND
—Hewlett-Packard New Zealand
NIGERIA
—Hewlett-Packard (Nigeria) Limited
NORWAY
—Hewlett-Packard Norge A/S
PERU
—Hewlett-Packard Peru S.R.L.
PHILIPPINES
—Hewlett-Packard Philippines Corporation
POLAND
—Hewlett-Packard Polska Sp. Z.o.o.
PORTUGAL
—Hewlett-Packard Portugal Lda.
ROMANIA
—Hewlett-Packard (Romania) SRL

RUSSIA
—ZAO Hewlett-Packard AO
SINGAPORE
—Hewlett-Packard Asia Pacific Pte. Ltd.
—Hewlett-Packard International Pte. Ltd.
—Hewlett-Packard Singapore (Private) Limited
—Hewlett-Packard Singapore (Sales) Pte. Ltd.
SLOVAKIA
—Hewlett-Packard Slovakia s.r.o.
SLOVENIA
—Hewlett-Packard d.o.o., druzba za tehnoloske restive
SOUTH AFRICA
—Hewlett-Packard South Africa (Proprietary) Limited
SPAIN
—Hewlett-Packard Espanola S.L.
SWEDEN
—Hewlett-Packard Sverige AB
SWITZERLAND
—Hewlett-Packard International Sarl
—Hewlett-Packard (Schweiz) GmbH
TAIWAN
—Hewlett-Packard Taiwan Ltd.
THAILAND
—Hewlett-Packard (Thailand) Limited
TURKEY
—Hewlett-Packard Teknoloji Cozumleri Limited Sirketi
UNITED ARAB EMIRATES
—Hewlett-Packard Middle East FZ-LLC
UNITED KINGDOM
—Hewlett-Packard Limited
—Hewlett-Packard Manufacturing Ltd.
UNITED STATES
—Hewlett-Packard Bermuda Enterprises, LLC
—Hewlett-Packard Development Company, L.P.
—Hewlett-Packard Financial Services Company
—Hewlett-Packard Inter-Americas

—Hewlett-Packard Luxembourg Enterprises LLC
—Hewlett-Packard Products CV 1, LLC
—Hewlett-Packard Products CV 2, LLC
—Hewlett-Packard Software, LLC
—Hewlett-Packard World Trade, Inc.
—HP Financial Services International Holdings Company
—HPFS Global Holdings I, LLC
—HPFS Global Holdings II, LLC
—HPQ Holdings, LLC
—Bitfone Corporation
—Compaq Latin America Corporation
—Computer Insurance Company
—Electronic Data Systems, LLC
—EYP Mission Critical Facilities, Inc.
—Indigo America, Inc.
—Mercury Interactive, LLC
—Shoreline Investment Management Company
—Tall Tree Insurance Company
—Tandem Computers India Ltd.
—Tandem Computer International Inc.
VENEZUELA
—Hewlett-Packard de Venezuela, S.R.L.
VIETNAM
—Hewlett-Packard Vietnam Ltd.

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  Exhibit 21
Subsidiaries of Hewlett-Packard Company